QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
 June 20, 2002

CASCADE NATURAL GAS CORPORATION
(Exact name of Registrant as specified in its charter)

Washington
(State or other jurisdiction of incorporation or organization)

1-7196
(Commission file number)

91-0599090
(I.R.S. Employer Identification No.)

222 Fairview Avenue North Seattle, WA (Address of principal executive offices)	98109 (Zip Code)

        (Registrant's telephone number including area code)
 (206) 624-3900

Item 5.    Other Information

Based on management's analysis of the latest information, the Company is recording a fiscal 3rd quarter non-cash charge to earnings in the amount of $2.8 million with respect to a claim by Enron Canada Corp. Last winter, the Company terminated a contract to purchase gas from Enron Canada due to concerns about that company's ability to fulfill its obligation to deliver. Enron Canada claims termination payments of $3.7 million are due. Management believes the termination was fully justified and intends to contest any payment. However, the circumstances surrounding the termination are complex, and the ultimate result is uncertain. This charge will reduce fiscal third quarter and full year 2002 earnings by $0.16 per share.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CASCADE NATURAL GAS CORPORATION

June 25, 2002 Date	By	/s/ J.D. WESSLING J. D. Wessling Sr. Vice President—Finance, Chief Financial Officer

QuickLinks

  Item 5. Other Information
SIGNATURE